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                                                                    EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-1482, Registration Statement No. 33-44354, Registration Statement No. 33-74840, Registration Statement No. 33-74842, Registration Statement No. 333-41102 and Registration Statement No. 333-41100 of Detwiler, Mitchell & Co. and subsidiaries on Forms S-8 of our report dated March 9, 2000 appearing in the Annual Report on Form 10-K of Detwiler, Mitchell & Co. (formerly Fechtor, Detwiler, Mitchell & Co.) and subsidiaries for the year ended December 31, 1999.




/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 15, 2002